EXHIBIT 99.1

Home BancShares, Inc. Announces Record Net Income of $54.7 Million for 2011

CONWAY, Ark., Jan. 19, 2012 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced net income for the year ended December 31, 2011 of $54.7 million compared to $17.6 million for the year ended 2010. Diluted earnings per share for the year ended 2011 were $1.85, compared to $0.52 for 2010.

For the fourth quarter of 2011, the Company recorded net income of $14.2 million, or $0.50 diluted earnings per share compared to a net loss of $13.8 million, or $0.51 diluted loss per share for the same period in 2010.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per common share excluding intangible amortization for the fourth quarter of 2011 was $0.51 compared to $0.49 diluted loss per common share excluding intangible amortization for the same period in 2010.

"We are pleased with the record profit reported for 2011," said John Allison, Chairman. "Our efforts this year to make improvements were successful. We have continued to keep our strong capital levels considerably above the regulators' capital requirements all year. It is possible, therefore, to remain poised to benefit from opportunistic FDIC deals as they are presented."

Randy Sims, Chief Executive Officer, added, "Not only did we report distinct progress in our non-performing non-covered loans and non-performing non-covered assets when compared to those during 2010, but we also improved our net interest margin 54 basis points during the fourth quarter of 2011 over the fourth quarter of 2010. The overall success our Company achieved during 2011 is both encouraging for a job well done and promising for an optimistic future."

Operating Highlights

Net interest income for the fourth quarter of 2011 increased 5.8% to $35.3 million compared to $33.4 million for the fourth quarter of 2010. For the fourth quarter of 2011, the effective yield on non-covered loans and covered loans was 6.31% and 7.63%, respectively. Net interest margin, on a fully taxable equivalent basis, was 4.73% for the quarter just ended compared to 4.19% in the fourth quarter of 2010, an increase of 54 basis points. The Company's ability to improve pricing on its loan portfolio and interest bearing deposits allowed the Company to improve net interest margin.

The Company reported $12.2 million of non-interest income for the fourth quarter of 2011, compared to $31.9 million for the fourth quarter of 2010. The most significant components of the fourth quarter non-interest income were $3.7 million from service charges on deposits accounts, $2.6 million from other service charges and fees, $2.2 million gain on sale of securities, $904,000 from mortgage lending income, $903,000 of accretion on the FDIC indemnification asset, $394,000 gain on sale of OREO, $351,000 from insurance commissions and $279,000 increase in cash value of life insurance. Excluding the 2010 fourth quarter $25.2 million gain on acquisitions, the Company increased fourth quarter non-interest income by $5.5 million, or 81.1%, for the three months ended December 31, 2011 compared to the same period of the previous year.

Non-interest expense for the fourth quarter of 2011 was $23.3 million compared to $26.2 million for the fourth quarter of 2010. For the fourth quarter of 2011, our core efficiency ratio was 48.76% or improved by 348 basis points from the same period of the previous year.

Financial Condition

Total non-covered loans were $1.76 billion at December 31, 2011 compared to $1.89 billion at December 31, 2010. Total covered loans were $481.7 million at December 31, 2011 compared to $575.8 million at December 31, 2010. Total deposits were $2.86 billion at December 31, 2011 compared to $2.96 billion at December 31, 2010. Total assets were $3.60 billion at December 31, 2011 compared to $3.76 billion at December 31, 2010.

Non-performing non-covered loans were $27.5 million as of December 31, 2011, of which $19.7 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.56% as of December 31, 2011 compared to 2.62% as of December 31, 2010. Non-performing non-covered assets were $44.1 million as of December 31, 2011, of which $24.2 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.53% as of December 31, 2011 compared to the 2.08% reported for December 31, 2010.

The Company's allowance for loan losses was $52.1 million at December 31, 2011, or 2.96% of total non-covered loans, compared to $53.3 million, or 2.82% of total non-covered loans, at December 31, 2010. As of December 31, 2011, the Company's allowance for loan losses was 190% of its total non-performing non-covered loans compared to 108% as of December 31, 2010.

Stockholders' equity was $474.1 million at December 31, 2011 compared to $476.9 million at December 31, 2010, a decrease of $2.9 million. The decrease is due to the Company repaying the TARP funds during the third quarter of 2011. Common stockholders' equity was $474.1 million at December 31, 2011 compared to $427.5 million at December 31, 2010, an increase of $46.6 million. Book value per common share was $16.77 at December 31, 2011 compared to $15.02 at December 31, 2010.

Stock Repurchase Program

During the fourth quarter of 2011, the Company utilized a small portion of its previously approved stock repurchase program. This program authorized the repurchase of 1,188,000 shares of the Company's common stock. For the period beginning December 9, 2011 and ending December 14, 2011, the Company repurchased a total of 50,000 shares with a weighted average stock price of $24.45. The Company believes the stock repurchased at this price is an excellent investment. These repurchased shares will be used along with the repurchases completed during the third quarter to fulfill a future restricted stock award program for the Company's management team. The fourth quarter earnings were used to fund this repurchase.

Branches

During 2011, the Company completed eight strategic branch closures in Florida and two in Arkansas. Those closed in Florida during the first six months of 2011 include one branch in Port St. Joe, one grocery store branch in each of the Crawfordville and Blountstown locations and five branches associated with the acquisition of Gulf State Community Bank in 2010. The Arkansas branches which were closed during the fourth quarter include one branch in Searcy and one branch in Little Rock. The Arkansas branches were closed as a result of our efforts to improve efficiency of the Company.

Presently, the Company is evaluating opportunities but has no firm commitments for additional de novo branch locations.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 19, 2012. Interested parties can listen to this call by calling 1-877-317-6789 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1- 877-344-7529, Passcode: 10008154, which will be available until January 27, 2012 at 8:00 a.m. CT (9:00 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, estimates regarding impairment charges, the ability to recover some portion of the impaired indebtedness and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results are included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary Centennial Bank provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys, southwestern Florida, central Florida, and the Florida Panhandle. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010

ASSETS

Cash and due from banks	$ 57,337	$ 48,748	$ 48,207	$ 58,123	$ 49,927
Interest-bearing deposits with other banks	126,967	104,053	231,667	201,834	237,605
Cash and cash equivalents	184,304	152,801	279,874	259,957	287,532
Federal funds sold	1,100	3,670	7,595	1,175	27,848
Investment securities - available for sale	671,221	610,522	541,534	510,019	469,864
Loans receivable not covered by loss share	1,760,086	1,826,373	1,812,718	1,849,302	1,892,374
Loans receivable covered by FDIC loss share	481,739	511,326	548,236	566,463	575,776
Allowance for loan losses	(52,129)	(54,508)	(56,784)	(53,591)	(53,348)
Loans receivable, net	2,189,696	2,283,191	2,304,170	2,362,174	2,414,802
Bank premises and equipment, net	88,465	89,894	90,128	90,413	81,939
Foreclosed assets held for sale not covered by loss share	16,660	16,541	19,855	17,877	11,626
Foreclosed assets held for sale covered by FDIC loss share	35,178	32,183	21,941	21,079	21,568
FDIC indemnification asset	193,856	201,211	211,383	224,075	227,258
Cash value of life insurance	52,700	52,422	52,101	51,815	51,970
Accrued interest receivable	15,551	15,038	12,338	15,337	16,176
Deferred tax asset, net	22,850	21,998	22,265	21,420	18,586
Goodwill	59,663	59,663	59,663	59,663	59,663
Core deposit and other intangibles	8,620	9,325	10,030	10,734	11,447
Other assets	64,253	73,707	61,592	58,042	62,367
Total assets	$ 3,604,117	$ 3,622,166	$ 3,694,469	$ 3,703,780	$ 3,762,646

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 464,581	$ 479,512	$ 462,275	$ 447,245	$ 392,622
Savings and interest-bearing transaction accounts	1,189,098	1,143,335	1,122,034	1,112,948	1,108,309
Time deposits	1,204,352	1,262,202	1,315,484	1,357,338	1,460,867
Total deposits	2,858,031	2,885,049	2,899,793	2,917,531	2,961,798
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	62,319	62,407	65,632	69,834	74,459
FHLB borrowed funds	142,777	142,901	150,124	150,247	177,270
Accrued interest payable and other liabilities	22,593	24,339	30,140	33,512	27,863
Subordinated debentures	44,331	44,331	44,331	44,331	44,331
Total liabilities	3,130,051	3,159,027	3,190,020	3,215,455	3,285,721

Stockholders' equity
Preferred stock	--	--	49,547	49,502	49,456
Common stock	283	283	285	285	285
Capital surplus	425,649	425,852	433,306	433,130	432,962
Retained earnings	40,130	28,218	15,766	4,428	(6,079)
Accumulated other comprehensive income (loss)	8,004	8,786	5,545	980	301
Total stockholders' equity	474,066	463,139	504,449	488,325	476,925
Total liabilities and stockholders' equity	$ 3,604,117	$ 3,622,166	$ 3,694,469	$ 3,703,780	$ 3,762,646

Home BancShares, Inc.
Consolidated Statements of Income (Loss)
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Interest income
Loans	$ 38,110	$ 39,199	$ 39,690	$ 38,955	$ 39,187	$ 155,954	$ 137,862
Investment securities
Taxable	2,451	2,429	2,204	2,160	1,688	9,244	7,052
Tax-exempt	1,562	1,546	1,543	1,528	1,292	6,179	5,763
Deposits - other banks	87	84	142	105	150	418	408
Federal funds sold	2	1	1	7	24	11	37

Total interest income	42,212	43,259	43,580	42,755	42,341	171,806	151,122

Interest expense
Interest on deposits	5,084	5,638	5,986	6,260	6,816	22,968	24,302
Federal funds purchased	--	--	--	--	--	--	--
FHLB borrowed funds	1,172	1,250	1,227	1,291	1,461	4,940	7,574
Securities sold under agreements to repurchase	99	120	125	139	148	483	497
Subordinated debentures	540	539	543	538	539	2,160	2,335

Total interest expense	6,895	7,547	7,881	8,228	8,964	30,551	34,708

Net interest income	35,317	35,712	35,699	34,527	33,377	141,255	116,414
Provision for loan losses	2,250	--	--	1,250	63,000	3,500	72,850
Net interest income (loss) after provision for loan losses	33,067	35,712	35,699	33,277	(29,623)	137,755	43,564

Non-interest income
Service charges on deposit accounts	3,659	3,638	3,639	3,151	3,325	14,087	13,600
Other service charges and fees	2,554	2,489	2,602	2,284	2,018	9,929	7,371
Mortgage lending income	904	783	661	645	1,289	2,993	3,111
Mortgage servicing income	--	--	--	--	--	--	314
Insurance commissions	351	428	470	607	276	1,856	1,180
Income from title services	121	126	110	91	110	448	463
Increase in cash value of life insurance	279	323	287	239	277	1,128	1,383
Dividends from FHLB, FRB & bankers' bank	174	184	181	141	142	680	561
Gain on acquisitions	--	--	--	--	25,150	--	34,484
Gain on sale of SBA loans	--	--	--	259	--	259	18
Gain (loss) on sale of premises & equip, net	(6)	6	77	(4)	(129)	73	92
Gain (loss) on OREO, net	394	69	(1,007)	(94)	358	(638)	(950)
Gain (loss) on securities, net	2,243	5	--	--	(3,606)	2,248	(3,643)
FDIC indemnification accretion	903	1,314	1,463	1,837	1,877	5,517	4,508
Other income	606	595	644	884	790	2,729	2,557

Total non-interest income	12,182	9,960	9,127	10,040	31,877	41,309	65,049

Non-interest expense
Salaries and employee benefits	10,376	10,691	10,680	11,078	11,630	42,825	38,881
Occupancy and equipment	3,274	3,562	3,648	3,713	4,128	14,197	13,164
Data processing expense	994	1,185	1,137	1,285	972	4,601	3,636
Other operating expenses	8,625	8,298	8,391	7,785	9,432	33,099	29,320

Total non-interest expense	23,269	23,736	23,856	23,861	26,162	94,722	85,001

Income (loss) before income taxes	21,980	21,936	20,970	19,456	(23,908)	84,342	23,612
Income tax expense (benefit)	7,813	7,624	7,424	6,740	(10,101)	29,601	6,021
Net income (loss)	14,167	14,312	13,546	12,716	(13,807)	54,741	17,591
Preferred stock dividends & accretion of discount on preferred stock	--	488	670	670	670	1,828	2,680
Net income (loss) available to common shareholders	$ 14,167	$ 13,824	$ 12,876	$ 12,046	$ (14,477)	$ 52,913	$ 14,911

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

PER SHARE DATA

Diluted earnings (loss) per common share	$ 0.50	$ 0.48	$ 0.45	$ 0.42	$ (0.51)	$ 1.85	$ 0.52
Diluted earnings (loss) per common share excluding intangible amortization	0.51	0.50	0.46	0.44	(0.49)	1.91	0.58
Basic earnings (loss) per common share	0.50	0.48	0.46	0.42	(0.51)	1.86	0.53
Dividends per share - common	0.0800	0.0800	0.0540	0.0540	0.0540	0.2680	0.2165
Book value per common share	16.77	16.39	15.96	15.41	15.02	16.77	15.02
Tangible book value per common share	14.35	13.95	13.52	12.93	12.52	14.35	12.52

STOCK INFORMATION

Average common shares outstanding	28,274	28,434	28,491	28,469	28,443	28,416	28,361
Average diluted shares outstanding	28,459	28,633	28,690	28,672	28,659	28,612	28,600
End of period common shares outstanding	28,276	28,259	28,496	28,483	28,452	28,276	28,452

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.56%	1.56%	1.47%	1.40%	-1.45%	1.50%	0.55%
Return on average assets excluding intangible amortization	1.64%	1.64%	1.54%	1.47%	-1.43%	1.57%	0.61%
Return on average common equity	12.06%	12.00%	11.64%	11.35%	-12.77%	11.77%	3.41%
Return on average tangible common equity excluding intangible amortization	14.57%	14.59%	14.28%	14.07%	-14.64%	14.39%	4.40%
Efficiency ratio	46.40%	49.23%	50.39%	50.68%	38.27%	49.13%	44.41%
Core efficiency ratio	48.76%	49.31%	49.39%	51.19%	52.24%	49.65%	49.62%
Net interest margin - FTE	4.73%	4.75%	4.69%	4.61%	4.19%	4.69%	4.27%
Fully taxable equivalent adjustment	$ 1,130	$ 1,112	$ 1,117	$ 1,108	$ 950	$ 4,467	$ 4,151
Total revenue	54,394	53,219	52,707	52,795	74,218	213,115	216,171

EARNINGS (LOSS) EXCLUDING INTANGIBLE AMORTIZATION

GAAP net income (loss) available to common shareholders	$ 14,167	$ 13,824	$ 12,876	$ 12,046	$ (14,477)	$ 52,913	$ 14,911
Intangible amortization after-tax	428	429	428	433	501	1,718	1,556
Earnings (loss) excluding intangible amortization	$ 14,595	$ 14,253	$ 13,304	$ 12,479	$ (13,976)	$ 54,631	$ 16,467

GAAP diluted earnings (loss) per share	$ 0.50	$ 0.48	$ 0.45	$ 0.42	$ (0.51)	$ 1.85	$ 0.52
Intangible amortization after-tax	0.01	0.02	0.01	0.02	0.02	0.06	0.05
Diluted earnings (loss) per share excluding intangible amortization	$ 0.51	$ 0.50	$ 0.46	$ 0.44	$ (0.49)	$ 1.91	$ 0.57

OTHER OPERATING EXPENSES

Advertising	$ 1,224	$ 1,033	$ 1,015	$ 998	$ 682	$ 4,270	$ 2,033
Merger and acquisition expenses	134	--	--	11	2,195	145	5,165
Amortization of intangibles	705	705	704	713	825	2,827	2,561
Amortization of mortgage servicing rights	--	--	--	--	--	--	436
Electronic banking expense	695	682	697	659	506	2,733	1,974
Directors' fees	217	230	179	185	177	811	679
Due from bank service charges	118	119	119	140	104	496	439
FDIC and state assessment	1,070	1,062	1,058	1,093	884	4,283	3,676
Insurance	447	447	408	371	315	1,673	1,220
Legal and accounting	327	367	462	447	450	1,603	1,620
Mortgage servicing expense	--	--	--	--	(6)	--	158
Other professional fees	450	522	569	413	460	1,954	1,526
Operating supplies	297	260	322	289	270	1,168	889
Postage	212	243	242	245	194	942	675
Telephone	221	234	259	263	294	977	824
Other expense	2,508	2,394	2,357	1,958	2,082	9,217	5,445

Total other operating expenses	$ 8,625	$ 8,298	$ 8,391	$ 7,785	$ 9,432	$ 33,099	$ 29,320

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010

BALANCE SHEET RATIOS

Total loans to total deposits	78.44%	81.03%	81.42%	82.80%	83.33%
Common equity to assets	13.2%	12.8%	12.3%	11.8%	11.4%
Tangible common equity to tangible assets	11.5%	11.1%	10.6%	10.1%	9.7%

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$ 54,508	$ 56,784	$ 53,591	$ 53,348	$ 43,784
Loans charged off	5,143	6,370	1,560	1,622	53,634
Recoveries of loans previously charged off	514	4,094	4,753	615	198
Net loans charged off	4,629	2,276	(3,193)	1,007	53,436
Provision for loan losses	2,250	--	--	1,250	63,000
Balance, end of period	$ 52,129	$ 54,508	$ 56,784	$ 53,591	$ 53,348

Net charge-offs to average non-covered loans	1.02%	0.50%	-0.70%	0.22%	10.84%
Allowance for loan losses to total non-covered loans	2.96%	2.98%	3.13%	2.90%	2.82%

NON-PERFORMING ASSETS NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 26,496	$ 25,373	$ 29,773	$ 33,524	$ 48,924
Non-covered loans past due 90 days or more	993	2,481	1,456	9	578
Total non-performing non-covered loans	27,489	27,854	31,229	33,533	49,502
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	16,642	16,541	19,855	17,877	11,626
Other non-performing non-covered assets	8	222	9	15	77
Total other non-performing non-covered assets	16,650	16,763	19,864	17,892	11,703
Total non-performing non-covered assets	$ 44,139	$ 44,617	$ 51,093	$ 51,425	$ 61,205

Allowance for loan losses to non-performing non-covered loans	189.64%	195.69%	181.83%	159.82%	107.77%
Non-performing non-covered loans to total non-covered loans	1.56%	1.53%	1.72%	1.81%	2.62%
Non-performing non-covered assets to total non-covered assets	1.53%	1.55%	1.75%	1.78%	2.08%

Home BancShares, Inc.
Loan Information
(Unaudited)

(Dollars in thousands)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 698,986	$ 744,749	$ 754,251	$ 787,069	$ 805,635
Construction/land development	361,846	366,926	363,310	351,704	348,768
Agricultural	28,535	26,683	26,826	25,760	26,798
Residential real estate loans
Residential 1-4 family	349,543	353,110	348,402	359,714	371,381
Multifamily residential	56,909	59,974	48,803	55,987	59,319
Total real estate	1,495,819	1,551,442	1,541,592	1,580,234	1,611,901
Consumer	37,923	40,225	42,662	44,117	51,642
Commercial and industrial	176,276	170,695	173,285	175,969	184,014
Agricultural	21,784	35,238	25,929	18,746	16,549
Other	28,284	28,773	29,250	30,236	28,268
Loans receivable not covered by loss share	$ 1,760,086	$ 1,826,373	$ 1,812,718	$ 1,849,302	$ 1,892,374

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 189,380	$ 189,558	$ 198,005	$ 204,882	$ 208,678
Construction/land development	103,535	117,143	128,015	129,562	127,340
Agricultural	3,155	3,413	4,108	5,808	5,454
Residential real estate loans
Residential 1-4 family	148,692	158,701	166,136	171,281	180,914
Multifamily residential	8,933	9,010	9,113	9,173	9,176
Total real estate	453,695	477,825	505,377	520,706	531,562
Consumer	334	454	510	548	498
Commercial and industrial	26,884	32,183	41,423	44,038	42,443
Agricultural	--	--	--	--	63
Other	826	864	926	1,171	1,210
Loans receivable covered by loss share	$ 481,739	$ 511,326	$ 548,236	$ 566,463	$ 575,776

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2011			September 30, 2011
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 148,862	$ 87	0.23%	$ 147,296	$ 84	0.23%
Federal funds sold	2,768	2	0.29%	1,895	1	0.21%
Investment securities - taxable	453,986	2,451	2.14%	431,913	2,429	2.23%
Investment securities - non-taxable - FTE	151,337	2,537	6.65%	148,995	2,506	6.67%
Loans receivable - FTE	2,301,303	38,265	6.60%	2,346,663	39,351	6.65%
Total interest-earning assets	3,058,256	43,342	5.62%	3,076,762	44,371	5.72%
Non-earning assets	550,614			551,584
Total assets	$ 3,608,870			$ 3,628,346

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,169,947	$ 1,039	0.35%	$ 1,126,746	$ 1,214	0.43%
Time deposits	1,237,625	4,045	1.30%	1,288,919	4,424	1.36%
Total interest-bearing deposits	2,407,572	5,084	0.84%	2,415,665	5,638	0.93%
Federal funds purchased	48	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	61,656	99	0.64%	66,562	120	0.72%
FHLB borrowed funds	142,807	1,172	3.26%	148,641	1,250	3.34%
Subordinated debentures	44,331	540	4.83%	44,331	539	4.82%
Total interest-bearing liabilities	2,656,414	6,895	1.03%	2,675,199	7,547	1.12%
Non-interest bearing liabilities
Non-interest bearing deposits	461,044			464,760
Other liabilities	25,344			28,823
Total liabilities	3,142,802			3,168,782
Shareholders' equity	466,068			459,564
Total liabilities and shareholders' equity	$ 3,608,870			$ 3,628,346
Net interest spread			4.59%			4.60%
Net interest income and margin - FTE		$ 36,447	4.73%		$ 36,824	4.75%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2011			December 31, 2010
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 178,476	$ 418	0.23%	$ 177,418	$ 408	0.23%
Federal funds sold	5,735	11	0.19%	15,500	37	0.24%
Investment securities - taxable	400,152	9,244	2.31%	232,578	7,052	3.03%
Investment securities - non-taxable - FTE	150,776	10,017	6.64%	141,066	9,323	6.61%
Loans receivable - FTE	2,369,216	156,583	6.61%	2,257,310	138,453	6.13%
Total interest-earning assets	3,104,355	176,273	5.68%	2,823,872	155,273	5.50%
Non-earning assets	553,901			401,314
Total assets	$ 3,658,256			$ 3,225,186

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,132,798	$ 5,084	0.45%	$ 898,272	$ 5,242	0.58%
Time deposits	1,318,868	17,884	1.36%	1,140,383	19,060	1.67%
Total interest-bearing deposits	2,451,666	22,968	0.94%	2,038,655	24,302	1.19%
Federal funds purchased	12	--	0.00%	19	--	0.00%
Securities sold under agreement to repurchase	66,851	4,940	7.39%	64,694	497	0.77%
FHLB borrowed funds	150,146	483	0.32%	220,590	7,574	3.43%
Subordinated debentures	44,331	2,160	4.87%	46,462	2,335	5.03%
Total interest-bearing liabilities	2,713,006	30,551	1.13%	2,370,420	34,708	1.46%
Non-interest bearing liabilities
Non-interest bearing deposits	443,781			344,778
Other liabilities	26,870			22,980
Total liabilities	3,183,657			2,738,178
Shareholders' equity	474,599			487,008
Total liabilities and shareholders' equity	$ 3,658,256			$ 3,225,186
Net interest spread			4.55%			4.04%
Net interest income and margin - FTE		$ 145,722	4.69%		$ 120,565	4.27%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770